Exhibit 10.11

Contract Number: ZBLS202407310104

Electric Appliance Framework Contract

Supplier (Party A): Shandong Lijiabo Trading Co., Ltd.

Buyer (Party B): Zibo Lunsheng Commerce and Trade Co., Ltd

Whereas

1. Party A is a sales enterprise of household appliances (the "Home Appliances"), engaged in sales activities of various types of home appliances.

2. Party B is engaged in the distribution business of household appliances, has the legal qualifications and required licenses and permits to sell household appliances, and wishes to purchase Party A's household appliances for sale.

3. Party A and Party B agree that Party B has the right to sell household appliances in accordance with the terms of this contract.

Now, therefore, both parties have reached the following agreement:

1、 Contract Term

The contract period is from August 1, 2024 to July 31, 2025, unless otherwise agreed upon by both parties or terminated earlier. Before the expiration of the contract period, both parties shall negotiate and sign a new contract regarding the sales of the products specified in this contract. Unless one party notifies the other party in writing that they will no longer sign a new contract, if the two parties fail to sign a new contract before the expiration of the contract period, they shall negotiate and sign a new contract regarding the sales of the products specified in this contract during the extended period. Unless otherwise agreed in writing by both parties, the extension period shall not exceed five (5) months. If the parties fail to sign a new contract within five (5) months from the expiration of the contract period, this contract shall terminate five (5) months from the expiration of the contract period. If Party B continues to purchase and sell Party A's products during the extended period, this contract shall apply to the product buying and selling activities of both parties during the extended period. After the new contract takes effect, the relevant policies for the purchase of products by Party B during the extended period shall be subject to the provisions of the new contract. If both parties fail to sign a new contract during the extension period, Party B shall not enjoy any commercial policies regarding the amount of payment made for the purchase of the product during the extension period. For special circumstances such as signing a new contract or changing the product category after the extension period expires, both parties shall agree separately.

2、 Qualification of Party B

1. The Party B shall possess the qualifications and relevant qualification documents required for the lawful and continuous operation and performance of this contract.

2. Within three (3) working days from the effective date of this contract, Party B shall provide Party A with a copy of Party B's business license stamped with the official seal (three in one, the business scope shall include the operation of household appliances) and a copy of the bank account opening information, and ensure that the above licenses will remain valid during the contract period. If there is a change, Party B shall issue a written notice to Party A within three (3) working days, a document issued by the relevant government department to accept Party B's change application (such as a change acceptance notice), and provide a copy of the changed certificate stamped with Party B's official seal.

3、 Product pricing

The Party A mainly provides the Party B with Siemens series branded products. The Party B shall not in any way require the Party A to restrict the supply price of the products or require the Party A to ensure the profit or profit percentage that the Party B can obtain from selling the Party A's products. Due to market demand and fluctuations in commodity prices, the specific price shall be subject to the price indicated on the Party A's delivery note.

4、 Product ordering

1. During the contract period, Party B shall regularly issue product ordering requests to Party A to purchase products based on market demand. The Party B may place a product order with the Party A in writing, via WeChat, phone, or other means, and shall specify the name, model, quantity, etc. of the ordered product in the order.

2. After receiving the order requirements from Party B, if Party B's order can be accepted, Party A shall issue a product delivery order. Only when Party A issues a corresponding outbound order for the products ordered by Party B in the order, shall Party B's order be deemed accepted by Party A. The Party A is only obliged to ship the order according to the order after the Party B's order is confirmed and accepted by the Party A.

3. If Party B violates this contract in any other way, Party A has the right to refuse to accept Party B's order. If a delivery order has been issued, Party A has the right to refuse to ship or refuse Party B to pick up the goods.

5、 Payment

1. The Party B shall arrange payment according to the agreement between both parties and pay the Party A for the products ordered under each order item.

2. If both parties have any objections to the accounts or statements related to the purchase of products under this contract, they shall resolve them through negotiation. Until all such objections are resolved, Party A shall not pay Party B for all business policies during the rebate period to which such objections belong.

6、 Product delivery and acceptance

1. The Party A is responsible for delivering the products to the warehouse designated by the Party B and bearing the corresponding shipping and insurance costs. In this case, Party B or its designated consignee shall be responsible for unloading the goods, and the products shall be deemed delivered to Party B upon arrival at the warehouse designated by Party B.

2. The Party B may also pick up the goods at the warehouse designated by the Party A based on the delivery note issued by the Party A. The products shall be deemed delivered to the Party B when the Party A loads the products onto the vehicles arranged by the Party B or with the assistance of the Party A. The Party B shall not request the Party A to pay any saved costs on the grounds of self pickup.

3. Unless otherwise agreed by both parties, ownership and risk of the product shall be transferred to Party B from the date of delivery of the product to Party B.

4. The Party B or its designated recipient shall immediately inspect the product packaging on site after delivery and verify the quantity and model of the product ("Product Inspection"), but the Party B or its designated recipient shall not damage the product packaging during product inspection.

5. If Party B or its designated recipient discovers any defects in the product packaging (such as damaged packaging), shortage of product quantity, or non conformity of product model during the product inspection process, Party B shall indicate such issues on the receipt of the delivered product to inform Party A. Only if and to the extent that such issues are entirely caused by reasons prior to product delivery or Party A's loading and unloading, Party A shall replace such products and bear the related replacement costs. However, Party A shall not be held responsible for the above-mentioned issues caused by Party B or its designated receiving reasons.

6. After the product inspection is completed, Party B or its designated recipient shall sign the receipt on the spot.

7、 Product sales

1. The Party B shall bear the following responsibilities and obligations when selling the products of the Party A:

1) The Party B shall make every effort to sell the products and maintain good business relationships with existing and potential customers;

2) The Party B shall ensure that its display of the product meets the high-end image required by the Party A;

3) The Party B shall provide all necessary assistance to the Party A's market development and market activities;

4) The Party B shall maintain a qualified, well-trained, proficient and dedicated sales team (including but not limited to promoters and their management personnel) to sell products. Therefore, Party B shall hire and maintain sufficient qualified and dedicated sales personnel, and provide them with advanced training to familiarize them with the products;

5) The Party B shall ensure that its distributors (outlets) responsible for selling the products of the Party A have the relevant legal qualifications for selling products and shall maintain such qualifications throughout the contract period;

6) The Party B agrees and undertakes to retain complete, detailed, and accurate transaction, remittance, and supply records under this contract during the contract period, and to provide such records to the Party A upon request.

2. The Party A has the right to decide whether to set up product exhibition booths at the Party B or its distributors (outlets). The Party A has full ownership, usage rights, and disposal rights over the product exhibition booth set up by the Party B. Without the prior written consent of Party A, Party B or its distributors (outlets) shall not allow any third party to use, move, alter, damage or discard all or any part of Party A's product exhibition booth (including but not limited to counters and lightboxes, platforms, etc.). If Party B or its distributors (outlets) violate this provision and cause any losses to Party A (including but not limited to damage to the exhibition booth set up by Party A), Party B shall be responsible for compensation. In this case, Party A has the right to request Party B to pay additional compensation.

3. During the contract period, if both parties carry out any product promotion activities, they may sign a separate promotion cooperation agreement for such promotional activities.

4. The Party A shall conduct a comprehensive evaluation of the Party B during the cooperation period and optimize resource allocation based on the evaluation results of the Party B.

8、 Other

1. Any disputes arising from or related to this contract shall be resolved through consultation between the parties based on the principles of honesty, good faith, and fair dealing. If the above dispute cannot be resolved through negotiation within thirty (30) days after its occurrence, either party may submit the dispute to the court where Party A is located.

2. Copy of Agreement

This contract is made in duplicate, with Party A holding one (1) copy and Party B holding one (1) copy. Each agreement is an original and all copies constitute the same agreement.

3. Effective

This contract shall come into effect from the date when authorized representatives of both parties sign and affix their official seals or contract seals.

4. Handwritten content

In this contract, any other modifications, supplements, deletions made by Party B in handwritten form to this contract are invalid, except for those confirmed by both parties with seals, except for the content handwritten by Party B in the underlined areas or tables according to the contract terms.

there is no text following

(seal) Shandong Lijiabo Trading Co., Ltd.		(seal) Zibo Lunsheng Commerce and Trade Co., Ltd

Signatory's name:	/s/ Yan Liu	Signatory's name:	/s/ Chenglin Wang

Date: 2024.7.31		Date: 2024.7.31

4